Exhibit 99.3

Free Cash Flow We define free cash flow as: Cash from operations (which includes pension contributions and the benefit of synthetic fuels investment), less Capital expenditures Nuclear decommissioning trust fund investment activity Transition debt maturities Other debt maturities Common stock dividends Other routine investing/financing activities Plus cash from asset dispositions, etc. Appendix:

Sources of Free Cash 2004-2006 (in millions) 2004-2006E The Exelon Way Commitment $1,000+ Resolution of Boston Generating and Sithe 400 Sale of Exelon Enterprises Businesses 200 Synthetic Fuels Investment 120 Total $1,720+ After using other sources of cash to cover pension contributions, cap ex, debt maturities and dividends, Exelon expects to have free cash flow from the following sources: Appendix: